UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)                                         May 20, 2002

ALBECCA INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

GEORGIA	333-67975	39-1389732
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

3900 Steve Reynolds Boulevard Norcross, Georgia (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	30093 (ZIP CODE)

(770) 279-5210
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE

Item 4. Changes in Registrant’s Certifying Accountant.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
LETTER FROM ARTHUR ANDERSEN LLP

Item 4. Changes in Registrant’s Certifying Accountant.

On May 20, 2002, the Board of Directors of Albecca Inc. (the “Company”) decided not to engage Arthur Andersen LLP (“Andersen”) as the Company’s principal public accountants and engaged Deloitte & Touche LLP (“Deloitte & Touche”) to serve as the Company’s principal public accountants beginning in the third quarter of fiscal year 2002.

Andersen’s reports on the consolidated financial statements of the Company and its subsidiaries for the two most recent fiscal years ended August 26, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended August 26, 2001 and the subsequent interim period through May 20, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports; and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Andersen’s letter, dated May 20, 2002, stating its agreement with such statements.

During the Company’s two most recent fiscal years ended August 26, 2001 and the subsequent interim period through May 20, 2002, the Company did not consult Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

C)  Exhibits.

Exhibit 16 — Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 20, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBECCA INC.

/s/ R. Bradley Goodson

Date: May 22, 2001	By: R. Bradley Goodson
Senior Vice President, Finance and Chief Financial Officer